UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013 (October 16, 2013)

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2013, Wright Medical Group, Inc. (the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Upperside SA, a French société anonyme (“Upperside”), Naxicap Rendement 2018, a French société par actions simplifiée (“Naxicap”), and Banque Populaire Developpement, a French société anonyme (collectively, the “Sellers”). Under the terms of the Purchase Agreement, the Company will acquire 100% of the outstanding shares of Biotech International, a French société par actions simplifiée (“Biotech”). The transaction is expected to close in the fourth quarter of 2013, subject to the satisfaction of customary closing conditions.

The initial purchase price for the transaction is $75 million, consisting of $55 million payable in cash, subject to certain adjustments set forth in the Purchase Agreement, and the issuance of 742,115 unregistered shares of the Company’s common stock having a value of $20 million. In addition, the Company will also pay up to $5 million upon the achievement of certain revenue milestones. The receipt of the Company’s unregistered common stock by the Sellers is subject to customary “lock-up” restrictions whereby the Sellers may not transfer the stock for a period of one year from the date of closing.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities. The closing of the transaction is subject to various conditions, including the transfer of Biotech’s dental business, the repayment of certain existing loans, and the entry into certain transition services agreements between the Company and affiliates of Biotech.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 16, 2013, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1	Sale and Purchase Agreement, dated as of October 16, 2013, by and among Upperside SA, Naxicap Rendement 2018, Banque Populaire Developpement, and Wright Medical Group, Inc.†
99.1	Press Release of Wright Medical Group, Inc. dated October 16, 2013.

†Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the United States Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2013

WRIGHT MEDICAL GROUP, INC.
By: /s/ Lance A. Berry
Lance A. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated as of October 16, 2013, by and among Upperside SA, Naxicap Rendement 2018, Banque Populaire Developpement, and Wright Medical Group, Inc.†
99.1	Press Release of Wright Medical Group, Inc. dated October 16, 2013.

†Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the United States Securities and Exchange Commission.